SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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RENEWABLE ENERGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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RENEWABLE ENERGY GROUP, INC.

416 South Bell Avenue

Ames, Iowa 50010

Notice of Annual Meeting of Stockholders

To Be Held May 15, 2014

The 2014 Annual Meeting of Stockholders of Renewable Energy Group, Inc. will be held at our principal executive offices located at 416 South Bell Avenue, Ames, Iowa, 50010, on May 15, 2014, at 10:00 a.m., Central Time. We are holding the Annual Meeting to:

1.	Elect two Class III directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	Approve the Renewable Energy Group’s Amended and Restated 2009 Stock Incentive Plan;

3.	Hold an advisory “say-on-pay” vote to approve the compensation of our named executive officers; and

4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

We also will transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

We have selected March 31, 2014, as the record date for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy. You may vote over the internet, by telephone or by mail. Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these voting options.

By Order of the Board of Directors,

/s/ Natalie A. Merrill

Natalie A. Merrill Secretary

i

RENEWABLE ENERGY GROUP, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

This proxy statement is being furnished to stockholders of Renewable Energy Group, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our 2014 Annual Meeting of Stockholders, which is described below.

References to “the Company,” “we,” “us” or “our” throughout this proxy statement mean Renewable Energy Group, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the Annual Meeting be held?

The 2014 Annual Meeting of Stockholders will be held on May 15, 2014, at 10:00 a.m., Central time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa.

What items will be voted on at the Annual Meeting?

As to all holders of our Common Stock, the purpose of the Annual Meeting is to:

•	Elect two Class III directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified;

•	Approve the Renewable Energy Group’s Amended and Restated 2009 Stock Incentive Plan;

•	Hold an advisory “say-on-pay” vote to approve the compensation of our named executive officers; and

•	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that you vote:

•	FOR each director nominee;

•	FOR approval of the Renewable Energy Group’s Amended and Restated 2009 Stock Incentive Plan;

•	FOR advisory approval of the compensation of our named executive officers; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

Who is entitled to vote at the Annual Meeting?

Stockholders who owned Common Stock at the close of business on March 31, 2014, the record date for the Annual Meeting, may vote at the Annual Meeting. For each share of Common Stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Who will engage in a solicitation of proxies? Who will bear the cost of that solicitation?

Certain of our directors, officers and employees may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Who will tabulate the votes and act as inspector of election?

Natalie A. Merrill, our Secretary, will act as the inspector of election at the Annual Meeting.

How do I vote my shares?

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with REG (through our transfer agent, Computershare):

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Via Internet: Go to http://www.envisionreports.com/regi and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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By Telephone: Call toll-free 1-800-652-VOTE (8683) and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares of common stock held in “street” or “nominee” name (through a bank, broker or other nominee):

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You may receive a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

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If you own shares in “street name” through a broker and do not instruct your broker how to vote, your broker may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 is considered to be “routine.” Each of the other proposals is considered to be a “non-routine” matter. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes, but will not be counted as shares present and entitled to vote on the election of directors. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

Regardless of how you own your shares, if you are a stockholder of record, you may vote by attending the Annual Meeting on May 15, 2014, at 10:00 a.m., Central time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•	FOR each director nominee;

•	FOR approval of the Renewable Energy Group’s Amended and Restated 2009 Stock Incentive Plan;

•	FOR advisory approval of the compensation of our named executive officers; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

How do I change or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the Annual Meeting, by itself, will not revoke a proxy. You may revoke your proxy by telephone by calling 1-800-652-VOTE (8683) and following the instructions or via the internet by going to http://www.envisionreports.com/regi and following the instructions.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

What constitutes a quorum for purposes of the Annual Meeting?

On March 31, 2014, the record date, we had 38,788,076 shares of Common Stock outstanding. Voting can only take place at the Annual Meeting if the holders of a majority of Common Stock issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions will be treated as present for purposes of determining the existence of a quorum.

How many votes are required to approve the proposals?

Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the two nominees for director will be elected if each receives the majority of the votes cast in person or represented by proxy, with respect to each director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.

The affirmative vote of a majority of the Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote is required to approve Renewable Energy Group’s Amended and Restated 2009 Stock Incentive Plan as set forth in Proposal 2, and to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 4.

The say-on-pay vote presented in Proposal 3 is an advisory vote and therefore is not binding on our company, our Compensation Committee or our Board of Directors. We value, however, the opinions of our stockholders and our Compensation Committee will, as it has in the past, take into account the result of the say-on-pay vote when determining future executive compensation.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 2 and 4, withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

What if a nominee for director does not receive a majority vote?

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election. The election of directors at the Annual Meeting will be an “uncontested election” because no nominations other than the two directors nominated by the Board were made in accordance with the applicable provisions of our bylaws.

In accordance with our bylaws, our Board may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the nominating and governance committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Can I attend the Annual Meeting in person?

We cordially invite and encourage all of our stockholders to attend the Annual Meeting. Persons who are not stockholders may attend only if invited by us. Stockholders of record must bring a copy of the Notice or proxy card in order to be admitted to the Annual Meeting. You should also be prepared to present photo identification for admittance.

Will any other matters be presented at the Annual Meeting?

We do not expect any matters, other than those included in this proxy statement, to be presented at the Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on those other matters.

Who can help answer my questions?

If you have any questions about the Annual Meeting, voting or your ownership of our stock, please contact our investor relations department by e-mail at investor.relations@REGI.com or by phone at (515) 239-8091.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties, as well as to set standards for their professional conduct. Our Board of Directors has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. The company’s Corporate Governance Guidelines may be found on the company’s website at www.REGI.com under “Investor Relations,” then “Corporate Governance.” In addition, all standing committees of our Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

Board Composition

Our Board of Directors is currently composed of seven members, all of whom are independent, except for Jeffrey Stroburg and Daniel J. Oh. Our restated certificate of incorporation provide that the authorized number of board seats, which is currently seven, shall be not less than five and not more than fifteen, with the exact number to be fixed from time to time by a resolution of the majority of our Board of Directors. Each officer serves at the discretion of the Board of Directors and holds office until his successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Our Board met a total of 16 times in 2013. During 2013, all of our directors attended at least 75% of the meetings of our Board held during their tenure and 75% of the meetings, if any, of the Board committees upon which they served and held during their tenure. Our Board does not have a policy requiring director attendance at annual meetings of our stockholders.

Board Leadership Structure

Our Board of Directors selects the Chairman of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

Our Chairman, Mr. Stroburg, presides over each Board meeting. The Chairman serves as liaison between the Chief Executive Officer and the other directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he becomes aware. The Chairman presides at stockholders’ meetings and provides advice and counsel to the Chief Executive Officer.

Board Committees

Audit Committee. The audit committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Our audit committee is comprised of Michael Scharf (Chairman), Michael A. Jackson and Randolph L. Howard, each of whom is a non-employee member of our Board of Directors. We believe that each member of our audit committee meets the requirements for independence and financial literacy under the applicable requirements of the United States Securities and Exchange Commission, or SEC rules and regulations. Mr. Scharf, Mr. Jackson and Mr. Howard are our audit committee financial experts as currently defined under SEC rules.

Compensation Committee. The compensation committee determines our general compensation policies and makes recommendations regarding the compensation provided to our directors and executive officers which are subject to the approval of the independent members of our board. The compensation committee also reviews and determines bonuses for our non-executive officers and other employees. In addition, the compensation committee reviews and determines non-executive equity-based compensation for our directors, officers, employees and consultants and administers our stock incentive plan. Our compensation committee also oversees our corporate compensation programs. Our compensation committee is currently comprised of Christopher Sorrells (Chairman), Delbert Christensen and Michael A. Jackson. We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our compensation committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations.

Nominating and Governance Committee. The nominating and governance committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The members of the nominating and governance committee are Michael A. Jackson (Chairman), Delbert Christensen, Randolph L. Howard and Christopher Sorrells. We believe that the composition of our nominating and governance committee meets the criteria for independence under, and the functioning of our nominating and governance committee currently complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

Christopher Sorrells (Chairman), Michael A. Jackson and Delbert Christensen served as members of our Compensation Committee during 2013. All are outside, independent directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2013.

Director Nomination Policy

Our Nominating and Governance Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board of Directors for nomination or election. Our Board of Directors nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.

Our Board of Directors strive to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating and Governance Committee also seeks to ensure that a majority of our directors are independent under NASDAQ rules and that one or more of our directors is an “audit committee financial expert” under SEC rules.

Prior to our annual meeting of stockholders, our Nominating and Governance Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating and Governance Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating and Governance Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating and Governance Committee based on the membership criteria described above and set forth in our Governance Guidelines.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee should notify our Corporate Secretary in writing at our principal office. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information — Stockholder Proposals for 2014 Annual Meeting” in this proxy.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board of Directors for consideration by the Nominating Committee generally must include the following information about the prospective nominee:

•	the name, age, business address and residence address of the person;

•	the principal occupation of the person;

•	the number of shares of our capital stock owned by the person;

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a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board of Directors;

•	a description of all compensation and other relationships during the past three years between the stockholder and the person;

•	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act; and

•	the person’s written consent to serve as a director if elected.

The Nominating and Governance Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating and Governance Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.

In addition, Article 3 of our bylaws contains a description of the procedures a stockholder must follow in order to nominate a candidate for election as a director of our annual meetings.

Communications with Directors

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Secretary

Renewable Energy Group, Inc.

416 South Bell Avenue

Ames, Iowa 50010

Board Role in Risk Oversight

One of the many responsibilities of our Board of Directors is to provide oversight of our risk management practices to ensure appropriate risk management systems are employed throughout the Company.

The Risk Management Committee assists our Board of Directors in fulfilling its responsibility to assess and oversee management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in our business, including among other things, agricultural and energy commodity price risk, and environmental, health and safety risk. In addition, the Risk Management Committee oversees the development and implementation of policies, procedures and systems to address risks.

The Committee shall not have responsibility for matters subject to the jurisdiction of another committee of the Board of Directors pursuant to that committee’s charter.

Our Board of Directors’ other standing committees support our Board by regularly addressing various issues within their respective areas of oversight. The Audit Committee’s responsibilities include reviewing and overseeing major financial risk exposures and the steps management has taken to monitor and control these exposures. Management, on a regular basis, provides the Audit Committee with its assessment and mitigation efforts in regards to particular risks facing the Company that have been identified through the risk management process. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting.

The Compensation Committee assists our Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. The Nominating and Governance Committee assists our Board of Directors in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. Each of the committee chairs, as appropriate, reports to the full Board of Directors at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, our stockholders will be asked to elect two individuals to serve as directors until the 2017 Annual Meeting. See “Proposal No. 1 — Election of Directors.” Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the two nominees for director will be elected if each receives the majority of the votes cast in person or represented by proxy, with respect to each director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.

Below are the names and ages of our seven directors as of the date of this proxy statement, the year each of them became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees for Election at this Meeting for a Term Expiring in 2017 (Class III)

Jeffrey Stroburg (age 63) has served as a director since June 2006. Mr. Stroburg served as our Chief Executive Officer from June 2006 to September 2011. Mr. Stroburg concurrently serves as Chief Executive Officer of West Central, a position he has held since October 1999. He has also held the position of President of West Central since July 2003. Prior to joining West Central, Mr. Stroburg was Vice President and Chief Operating Officer of the Eastern Ag Region of Land O’ Lakes, an agricultural cooperative, from 1998 to 1999. From 1997 to 1998, Mr. Stroburg was President and Chief Executive Officer of Countrymark Cooperative, a refiner and distributor of diesel, gasoline and other petroleum products. From 1987 to 1997, Mr. Stroburg was President and Chief Executive Officer of Hamilton Farm Bureau Cooperative and held positions within the Missouri Farmers Association. From 1997 to 1998, Mr. Stroburg also served as a director for A.C. Toepfer International, a Hamburg, Germany trading company for agricultural products, and as a director for CF Industries, a fertilizer manufacturing company. Mr. Stroburg served on the board of directors for the Associated Benefits Corporation and the Cooperative Business International. Currently, Mr. Stroburg serves on the board of directors for the National Council of Farmer Cooperatives, the Biosciences Alliance of Iowa and the Iowa State University’s Center for Crops Utilization Research Industry/Stakeholder Advisory Board. Mr. Stroburg holds a B.S. from Iowa State University. Mr. Stroburg was nominated as a director by West Central.

Our Board believes that the experience, knowledge, skills and expertise gained by Mr. Stroburg in his previous role as our Chief Executive Officer, including his knowledge of our operations and the effectiveness of our business strategies provide valuable perspective to our Board and add significant value. Additionally, Mr. Stroburg’s current experience as the Chief Executive Officer of West Central and prior experience as Chief Executive Officer of Countrymark Cooperative, as well as a number of executive positions with other agriculture and refining companies, are integral to our Board’s assessment of business opportunities and strategic options for our company. Mr. Stroburg’s service and experience as a director for other companies, including active involvement in strategic planning for these companies, also strengthens the governance and functioning of our Board.

Christopher D. Sorrells (age 45) has served as a member of our Board of Directors since November 2008. Mr. Sorrells has worked at NGP Energy Technology Partners, L.P., a private equity firm investing in companies that provide products and services to the energy, power and environmental industries, since its formation in September 2005 and currently serves as a Managing Director. From September 2003 to September 2005, Mr. Sorrells worked at Clarity Partners, a private equity firm. Mr. Sorrells served as a principal with Banc of

America Securities from June 1998 to November 2002 and as an associate with Salomon Smith Barney from August 1996 to June 1998. Mr. Sorrells is a member of the board of directors of GSE Systems, a simulation and training company for the energy and power industries, groSolar, an engineering, procurement and construction company focused on utility scale solar installations and he is a board observer at Community Energy, a utility scale solar developer. Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University. Our Board believes that Mr. Sorrells’ experience, knowledge, skills and expertise acquired as a Managing Director of NGP Energy Technology Partners, L.P., including experience and understanding of the operation and governance of public companies and knowledge of debt and equity markets, add significant value to the Board. Mr. Sorrells’ knowledge of energy, power, and renewable energy industries, including solar energy, organic waste streams and chemical products, acquired as a director of groSolar and Lehigh Technologies adds further value to the Board, particularly when it comes to assessing historical trends and strategic options for our company.

Directors Continuing in Office until 2016 (Class II)

Delbert Christensen (age 65) has served as a member of our Board of Directors since August 2006. Mr. Christensen has been a director of West Central since 1993. Mr. Christensen was the Chairman of the Board of West Central from June 2010 to June 2012. Since January 2004, he has served as the President of CHMD Pork, a hog producer. He was Chairman of the Board of Directors of the Iowa Soybean Association from October 2009 to October 2010 and has been on the Board of Directors of the Iowa Soybean Association since 2003 and is still serving in that capacity. Mr. Christensen serves on the Soybean Promotion and Research Board including on the Audit (currently Chairman) and Evaluation and New Uses Committees for the United Soybean Board. Mr. Christensen holds a B.S. in Agricultural Business from Iowa State University. Mr. Christensen was nominated as a director by West Central.

Our Board believes that Mr. Christensen’s experience, knowledge, skills and expertise acquired as a director of West Central, President of a hog production operation, previous substantial board experience and commodity and market knowledge as an independent farmer, add significant value to our Board.

Randolph L. Howard (age 63) has served as a member of our Board of Directors since February 2007. From July 2004 to until his retirement in September 2005, Mr. Howard served as the Senior Vice President for the Global Gas Division of Unocal Corporation, an oil company. Prior to that role, Mr. Howard served as Regional Vice President of Unocal’s International Energy Operations — North ASEAN and President with Unocal Thailand from May 1999 to June 2004. Mr. Howard served in various managerial roles at Unocal over 17 years including Vice President, Refining and Vice President, Supply, Trading and Transportation. Mr. Howard participated in the advanced executive program at Northwestern University and holds a B.S. in chemical engineering from University of California Berkeley.

Our Board believes that Mr. Howard’s experience, knowledge, skills and expertise acquired as an executive officer at Unocal Corporation, including experience and understanding of the oil and petroleum markets and operations, as well as his experience in strategy formation and doing business in international markets, add significant value to our Board.

Michael A. Jackson (age 59) has served as a member of our Board of Directors since August 2006. Since September 2011, Mr. Jackson has served as the Chief Marketing and Strategy Officer of Trupointe Cooperative, Inc. Mr. Jackson served as the Chief Executive Officer and President of Adayana, Inc., a human capital development and agribusiness management consulting firm, from April 2008 to May 2011 and served as Chief Operating Officer of Adayana, Inc. from February 2006 to April 2008. Mr. Jackson was Chief Executive Officer and President of Agri Business Group, Inc., an agribusiness consulting and training company, which he founded in 1979, until its merger with Adayana, Inc. in October 2005. Mr. Jackson is a member of the board of directors of Terra Nitrogen Company, L.P., a nitrogen fertilizer company. Mr. Jackson holds a B.S. in agricultural economics from Purdue University. Mr. Jackson was nominated as a director by West Central.

Our Board believes that Mr. Jackson’s experience, knowledge, skills and expertise acquired as the Chief Executive Officer of Adayana, Inc. and Agri Business Group, Inc., including experience and understanding of business strategy formation and execution from both a board and management perspective, add significant value to the Board. Additionally, Mr. Jackson’s previous service and experience as the chair of our audit committee and as an independent director for another company, including active involvement in strategy discussions and other matters, strengthen the functioning of our Board.

Directors Continuing in Office until 2015 (Class I)

Daniel J. Oh (age 49) has served as our Chief Executive Officer and as a director since September 2011 and President since April 2009. Mr. Oh served as our Chief Operating Officer from June 2007 to September 2011, our Chief Financial Officer and Executive Vice President from June 2006 to June 2007 and as Secretary from August 2006 until March 2009. From May 2004 to May 2006, Mr. Oh served at Agri Business Group, Inc., or ABG, an agribusiness management consulting firm, including as Associate Director, Director and Vice President. Prior to joining ABG, Mr. Oh served in several different positions, including Senior Financial Analyst, Financial Team Member and Manager, in the Corporate Finance and Investment Banking area of the Corporate Strategy and Business Development Group at Eli Lilly and Company, a global pharmaceutical company, from August 2001 to May 2004. From 2000 to August 2001, Mr. Oh served as a consultant with McKinsey & Company, a leading consulting firm, where he focused on the pharmaceutical industry. From 1987 to 1998, Mr. Oh served as an officer in the United States Army, earning the rank of Major. Mr. Oh holds an M.B.A. from the University of Chicago with concentrations in finance, accounting and strategic management, as well as a B.S. with a concentration in economics from the United States Military Academy. Mr. Oh serves as a director for the Ames Economic Development Commission. Mr. Oh’s employment agreement with us provides that he will serve as a director.

Our Board believes that Mr. Oh’s experience, knowledge, skills and expertise as our current President and Chief Executive Officer and his knowledge of our operations and business strategies gained over his seven years of service to us in various roles provide valuable perspective to our Board and add significant value. Additionally, extensive industry knowledge and Mr. Oh’s prior experience as a senior executive and vice president at ABG, as well as his finance experience at Eli Lilly and consulting experience at McKinsey & Company, are integral to our Board’s assessment of business opportunities and strategic options for our company.

Michael M. Scharf (age 66) has served as a member of our Board of Directors since January 2012 and previously served as a member of our board of directors from August 2006 until December 2009. Mr. Scharf served as a director of Patriot Coal Corporation from November 2007 to December 2013 and previously served as a director of Southwest Iowa Renewable Energy, LLC from 2007 to 2009. Mr. Scharf served as Executive Director, Global Financial Services from January 2010 until his retirement in July 2011 and served as Senior Vice President and Chief Financial Officer of Bunge North America, Inc., the North American operating arm of Bunge Limited an agribusiness and food company, from 1989 to 2009. Prior to joining Bunge North America, Mr. Scharf served as Senior Vice President and Chief Financial Officer at Peabody Holding Company, Inc. from 1978 to 1989 and as a Tax Manager at Arthur Andersen & Co. from 1969 to 1978. Mr. Scharf holds a B.S. in accounting from Wheeling Jesuit University and is a certified public accountant.

Our Board believes that Mr. Scharf’s experience, knowledge, skills and expertise acquired as a previous member of our board and as a Senior Vice President and Chief Financial Officer of Bunge North America, Inc., including his experience with operations, risk management and international operations, as well as his financial and accounting background, add significant value to our Board. Additionally, Mr. Scharf’s service and experience as a member of audit committees and as an independent director for another public company, including active involvement in strategy discussions and other matters, strengthen the functioning of our Board.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2014 about the number of shares of Common Stock beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Renewable Energy Group, Inc., 416 S Bell Avenue, P.O. Box 888, Ames, IA 50010-0888.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage beneficial ownership data is based on 38,788,076 shares of our Common Stock outstanding as of March 31, 2014.

In computing the number of shares of capital stock beneficially owned by a person and the percentage beneficial ownership of that person, we deemed outstanding shares subject to options, restricted stock units, stock appreciation rights and warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2014.

Beneficial Ownership Table

	Number of Shares Beneficially Owned
5% Stockholders	Shares	Percentage
DNB Asset Management AS(1)	2,062,101	5.32
LS Dissolution, Inc.(2)	2,230,559	5.75
West Central Cooperative(3)	3,125,457	8.06
Total	7,418,117	19.12

Named Executive Officers and Directors
Brad Albin	86,075	*
Delbert Christensen(4)	3,155,344	8.13
David Elsenbast	84,882	*
Gary Haer	68,303	*
Randolph L. Howard	26,457	*
Michael A. Jackson	4,151	*
Daniel J. Oh	455,568	1.17
Michael Scharf	13,074	*
Christopher D. Sorrells	—	*
Chad Stone	89,175	*
Jeffrey Stroburg	269,157	*
All executive officers and directors as a group (12 persons)	4,252,186	10.96

*	Less than 1%
(1)	Based on Schedule 13G/A filed on February 5, 2014 with the SEC by DNB Asset Management AS. DNB disclaims beneficial ownership of these securities except to the extent of management fees, performance fees or other fees received from the funds and managed accounts which DNB is the investment manager and has discretionary investment power over the securities held by each of these funds and managed accounts.

(2)	Based on Schedule 13G filed by LS Dissolution, Inc. with the SEC on February 3, 2014. LS Dissolution, Inc. is the entity to which we issued shares in consideration for our acquisition of substantially all of the assets LS9, Inc.
(3)	The principal business address of West Central is: 406 First Street, Ralston, Iowa 51459. The board of directors of West Central Cooperative, which consists of Sue Tronchetti, Jim Carlson, Delbert Christensen, Glen Christensen, Daryl Doerder, Jay Drees, Craig Heineman, Darrell Jensen, Sam Spellman, Roger Ginder and Daniel Heller hold voting and dispositive power over these shares.
(4)	Represents shares of our stock held by West Central Cooperative, over which Mr. Christensen, a director of West Central Cooperative, may be deemed to share voting and investment control. Mr. Christensen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

See “Security Ownership of Certain Beneficial Owners and Management,” for a detailed listing of each owner’s holdings.

WEST CENTRAL COOPERATIVE

In 2013, West Central beneficially owned more than 5% of our outstanding securities. We have several contractual relationships and transactions with West Central, including contracts for services, supply of soybean oil feedstock, a ground lease for our Ralston facility and an extended payment terms arrangement.

Under our ground lease with West Central, West Central leases to us the real property on which our Ralston facility is located for an annual rental fee of one dollar. The ground lease has a 20-year term ending July 31, 2026 and we may elect to extend the term for six additional five-year terms. During February 2012, we renegotiated the Asset Use Agreement between us and West Central. The new agreement provides for the use of certain assets, such as buildings, equipment and utilities, which will be charged to the Company based on fixed and variable components. The expenses related to these agreements totaled $184,600 for the year ended December 31, 2013.

We purchase once-refined soybean oil from West Central to supply our Ralston facility. Until October 1, 2012, these purchases were made under a feedstock supply agreement that expired in July 2010. On October 1, 2012, we entered into a new feedstock supply agreement with West Central. The supply agreement is for a sixteen month period with the option for a one year extension. West Central agrees to supply and we agree to purchase soybean oil for the Ralston facility at a price indexed to prevailing Chicago Board of Trade, or CBOT, soybean oil market prices with a negotiated market basis agreed upon between West Central and us. We paid West Central $49,211,500 for soybean oil for the year ended December 31, 2013. We did not have any biodiesel or co-product sales to West Central during 2013.

In June 2009, we entered into an extended payment terms agreement with West Central. The agreement set forth the terms of payment that apply for soybean oil that West Central sold to us for use at our Ralston facility, as well as any other feedstock that West Central agreed to sell to us. Pursuant to the agreement, payment for feedstocks delivered to us by West Central was required to be made within 45 days after delivery by West Central of an invoice for the feedstocks. Interest accrues on amounts due for feedstocks supplied by West Central beginning on the fifth day after West Central delivered an invoice for the feedstock until paid. At no time during the term of the agreement was the amount payable to West Central permitted to exceed $3.0 million. The agreement expires in January 2015 and automatically renews for one additional year unless either party provides sufficient notice of cancellation prior to the renewal. We recorded interest expense of $30,000 for the year ended December 31, 2013, related to this extended payment terms agreement with West Central. At December 31, 2013 we had a balance due to West Central of $52,400.

INVESTMENT AGREEMENT

In connection with our initial public offering, we entered into an Investment Agreement with NGP Energy Technology Partners, L.P., USRG, Natural Gas Partners VIII, L.P., ED&F Man, Bunge and West Central, under which each of USRG and NGP Energy Technology Partners, L.P. was entitled to designate a qualified director nominee to stand for election as a member of our Board of Directors. This agreement terminated in 2013, when USRG and NGP failed to beneficially own 50% of the shares of our Series B preferred stock issued to it in connection with our recent recapitalization.

PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

We have adopted a formal policy that we will not enter into a transaction with any of our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of such policy.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Executive Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee Members:

Christopher D. Sorrells, Chair
Delbert Christensen
Michael A. Jackson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2013 Company Performance Highlights

•	Increased our revenues by 48%.

•	Achieved Adjusted EBTIDA of $148.4 million on 259 million gallons sold during 2013.

•	Nameplate production capacity increased 257 million gallons per year.

•

Enhanced our distribution capabilities by completing a new barge-loading facility at REG Seneca enabling a lower-cost method to ship biodiesel through the inland waterway system. Added new terminal facilities throughout the United States, including an expanded presence in the Northeast.

•	Achieved Net Income of $186.4 million.

2013 Executive Compensation Highlights

The Compensation Committee approved the following actions, as a result of outstanding Company performance during 2013:

•	Excluding the Chief Executive Officer, we increased the base salaries of our executive officers and sought to reward performance through our incentive programs.

•	Annual incentive plan payout of 185.9% of target based on achievement of 182% and 122% of Adjusted EBITDA and Gallons target goals, respectively, for fiscal year 2013.

•	Vesting of 25% of our Chief Executive Officer’s performance-based RSUs granted previously for 2013 based on achieving threshold Adjusted EBITDA goals.

•	Vesting of 25% of our Chief Executive Officer’s time-based RSUs granted previously.

Executive Compensation and Governance

The following are key aspects and features of our executive compensation program:

•	Executive compensation levels and targets are measured against other similarly-sized biofuels companies.

•	Our annual bonus program is primarily based on our Adjusted EBITDA results, a financial measure we believe ensures a self-funded bonus program and incentivizes overall operational performance.

•

We provide conservative severance benefits to our Chief Executive Officer in connection with a change-in-control equal to 12 months of salary and accelerated equity vesting upon termination of employment.

•	None of our executive officers has an employment agreement with us with the exception of our Chief Executive Officer.

•	Our stock incentive plan prohibits the re-pricing of equity awards without shareholder approval.

•	Looking ahead, we intend to evaluate the role of performance equity for named executive officers.

Overview

This Compensation Discussion and Analysis describes our executive compensation program, the role and involvement of various parties in the analysis and decisions regarding executive compensation, and the material elements of our compensation program as it relates to the five executive officers whose compensation is disclosed in the compensation tables below, who we refer to as the “named executive officers” or “executives.” Our named executive officers for 2013 were:

Name	Executive Officer Position
Daniel Oh	President and Chief Executive Officer
Chad Stone	Chief Financial Officer
Brad Albin	Vice President, Manufacturing
David Elsenbast	Vice President, Supply Chain Management
Gary Haer	Vice President, Sales and Marketing

Results of 2013 Advisory Vote to Approve Executive Compensation

At our 2013 annual meeting of stockholders held on May 16, 2013, we submitted an advisory vote on our 2013 compensation awarded to our named executive officers (commonly known as a “say-on-pay” vote). Our stockholders approved our 2013 compensation awarded to our named executive officers with approximately 99% of the votes cast in favor of the proposal. We believe that the outcome of our say-on-pay vote signals our stockholders’ support of our compensation approach, specifically our efforts to attract, retain and motivate our named executive officers.

We were pleased with our stockholders’ support of our compensation program, and our management and Board continue to review our executive compensation practices to further align our compensation practices with our evolving pay-for-performance philosophy. We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Compensation Philosophy and Objectives

Our executive compensation program is intended to support the execution of our business strategy and link rewards to the achievement of short- and long-term goals. Our Compensation Committee designs our programs to reward pay-for-performance, motivate financial and operating performance that drive returns for stockholders and attract and retain talented and experienced managers.

Our executive compensation program includes base salary, annual incentives paid in the form of cash bonuses and long-term incentives consisting of grants of stock-based performance shares and stock options. The majority of our executive compensation is variable compensation or at-risk pay. Base salary is the only fixed compensation component.

Role of the Compensation Committee and Management

The Compensation Committee of our Board, or the Committee, has overall responsibility for advising the independent members of our Board regarding the compensation of our named executive officers. Members of the Compensation Committee are appointed by our Board. The Compensation Committee makes its compensation recommendations based on the judgment of its members based on their tenure and experience and after receiving input from our Chief Executive Officer and other members of management. The independent members of our Board, taking into account the recommendations of the Compensation Committee, have the ultimate responsibility for evaluating and determining the compensation of our named executive officers, including the compensation of our Chief Executive Officer.

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for all executive officers other than himself and provides input from time to time on the design of compensation plan components and other compensation-related issues as they arise. Management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites and general compensation and benefits philosophy. Senior human resources and finance executives attend non-executive sessions of Compensation Committee meetings to provide perspective and expertise relevant to the meeting agenda.

Role of the Compensation Consultant

To assist the Compensation Committee in carrying out its duties and responsibilities, the Committee engages the services of an outside executive compensation consultant. As in prior years, during 2013, the Committee engaged Aon Hewitt as its executive compensation consultant. Aon Hewitt provides the Committee with competitive market compensation data for senior executives, information on current issues and trends on executive compensation program design and governance, assists with proxy disclosure requirements, and provides ongoing advice to the Committee on regulatory and other technical developments that may affect our executive compensation programs.

In its capacity as the executive compensation consultant to the Compensation Committee, Aon Hewitt reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program design and operation, and clarify pertinent information.

Competitive Market Data

To determine the compensation peer group each year, we consider companies within the biofuels industry that are of similar size based on market cap and revenue and that we compete with for executive talent. Our industry peers are limited as there are relatively few publicly traded biofuel producers. The Committee reviews and makes as-needed adjustments to the compensation peer group annually to ensure that the chosen companies continue to meet the relevant criteria.

In 2013, we referenced the following peer group in making compensation decisions for 2013:

Amyris, Inc.	FutureFuel Corp.	Pacific Ethanol, Inc.
The Babcock & Wilcox Company	Gevo, Inc.	Rentech Inc.
BioFuel Energy Corp.	Green Plains Renewable Energy Inc.	Solazyme, Inc.
Codexis, Inc.	Methanex Corp.	Verenium Corp.

Competitive pay benchmarking information serves as one of our reference points in establishing our executive compensation and is intended to provide a general understanding of current compensation practices rather than a formula for establishing specific pay levels.

Elements of Compensation

Our compensation program for our executives consists of a number of elements that support our compensation objectives. A brief description of each element is highlighted in the following chart:

Compensation Element	Characteristics	Primary Purpose
Base Salary	Fixed amount of compensation

—     Provide a competitive fixed amount of cash compensation based on individual performance, level of responsibility, experience, internal equity and competitive pay levels

—     Support attraction and retention of talented executives

Annual Incentive Plan (“AIP”)	Variable compensation opportunity contingent on achievement of corporate financial and operations goals measured over the current year	— Motivate employees to achieve short-term corporate goals and recognize individual outperformance
Long-Term Incentives

Variable compensation opportunity contingent on stockholder returns or achievement of financial goals

Historically, we have a granted a mix of stock options, SARs, restricted stock units and performance-based restricted stock units.

— Link the interests of our executives to the interests of our shareholders through increases in share price over time — Support attraction and retention of talented executives
Other Benefit Plans and Programs	— health, dental and vision insurance — vacation, personal holidays and sick days — life insurance and supplemental life insurance — short-term and long-term disability; — a 401(k) plan	— Provide basic retirement and health and welfare benefits to attract and retain employees

Base Salary

We pay our named executive officers a base salary based on the experience, skills, knowledge and responsibilities required of each officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to the company.

Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for our named executive officers. It is vital to our goal of recruiting and retaining executive officers with proven abilities.

In September 2011, Mr. Oh’s salary was increased to $450,000 in connection with his appointment as our Chief Executive Officer. We considered the amount of time Mr. Oh had served as an officer of our company, the change in his title and the base salaries paid to Chief Executive Officers in our peer group of companies in setting Mr. Oh’s salary. Mr. Oh’s base salary has remained unchanged since that time as it is set forth in the terms of his employment agreement, which is described in more detail below.

In March 2013, we increased the base salaries of Messrs. Stone, Albin and Haer to $243,810. Mr. Elsenbast’s base salary was increased to $209,790. We determined these salary increases were necessary to motivate and retain these named executive officers, in addition to reviewing and considering local, regional and national competition.

Annual Incentive Plans

Our annual cash incentive plan promotes our pay-for-performance philosophy by providing all employees with direct financial incentives in the form of annual cash awards for achieving company performance goals. For our 2013 cash incentive plan, we believed a combination of profitability (as measured by non-GAAP Adjusted EBITDA) and operational (as measured by gallons sold) metrics was effective because these metrics are closely linked to long-term stockholder value, are easily understood by employees and allows for comparability across competitors.

Under the 2013 plan, our Chief Executive Officer was eligible for an award targeted at 75% of his base salary and our named executive officers other than our Chief Executive Officer were eligible for an award targeted at 50% of their respective base salary. Of such bonus amounts, 75% was contingent upon our achievement of non-GAAP Adjusted EBITDA as such term was defined in our Form 10-K for the year ended December 31, 2013, subject to certain exclusions, and the other 25% was contingent upon our sale of a certain number of gallons of biodiesel that were produced by us, either at one of our facilities or through tolling arrangements, and gallons procured from third-party producers. If either of these performance criteria were not met at the threshold level of 70% of the target, no amounts would have been payable under the 2013 cash incentive plan. For performance in excess of the target performance level, our Chief Executive Officer was entitled to receive up to 150% of his base salary and our named executive officers other than our Chief Executive Officer were eligible to receive up to 100% of their respective base salary.

In March 2013, the independent members of our board of directors approved, based upon the recommendation of our Compensation Committee, our annual incentive plan for 2013. Plan details are describes below:

Performance Measure	Weighting	Goal	Company Performance (as a % of Target)		Bonus Payout (as a % of Target)
Adjusted EBITDA (in millions), earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items that are not indicative of core operating performance			<70%		0%
		$56	70%	(threshold)	50%
	75%	$80	100%	(target)	100%
		$120	150%	(maximum)	200%
			>150%		200%

Gallons (in millions), defined as number of gallons of fuel sold that were produced at REG facilities, REG toll and procured from third parties			<70%		0%
		146	70%	(threshold)	50%
	25%	209	100%	(target)	100%
		314	150%	(maximum)	200%
			>150%		200%

Our 2013 actual performance against the Adjusted EBITDA and Gallons metrics under the 2013 cash incentive plan is illustrated in the following table:

Performance Measure	Actual Performance*	Actual Performance as % of Target Goal	Weighting	AIP Payout as % of Target
Adjusted EBITDA	$145.8M	182%	75%
Gallons	254.8M	122%	25%
Total	N/A	N/A	100%	185.9%

In March 2014, the Compensation Committee approved our 2014 cash incentive plan pursuant to which bonus amounts may be paid for performance in 2014. The performance measures for the 2014 plan are the same as the 2013 plan; however, the performance goals have been adjusted. No amounts will be payable under the 2014 cash incentive plan in the event we do not achieve positive net income, subject to certain adjustments, in 2014. The Committee also has the ability to adjust payouts based on environmental, health and safety experiences.

Long-Term Equity Compensation

We grant stock appreciation rights and restricted stock units to our named executive officers through our 2009 Stock Incentive Plan, since we believe this element of our compensation program allows executive officers the opportunity to develop a significant ownership stake in the Company and aligns their interests with the long-term interests of our stockholders.

•

Stock Appreciation Rights (SARs). Like stock options, SARs have realizable value only if the stock price appreciates after the date of grant and thereby incentivizing executives to increase shareholder value. Unlike stock options, however, SARs are less dilutive to shareholders since fewer shares are issued upon exercise. Generally, each SAR has an exercise price equal to the closing price of our common stock on the grant date, a term of ten years and vest ratably over four years.

•

Restricted stock units (RSUs). Given the volatile nature of our business, we believe it is important for retention to have a portion of long-term incentives that is stable but still linked to changes in shareholder value. RSUs generally vest on the fourth anniversary of the date of grant, assuming continued employment through that date.

With respect to our Chief Executive Officer, the vesting of certain RSUs is conditioned on the achievement of certain Company performance targets that are linked to shareholder value and are designed to minimize potential motivation issues associated with multi-year goals. For an additional discussion of our Chief Executive Officer’s employment terms, see the discussion below under “CEO Compensation.”

We issue equity grants in accordance with our long-term incentive plan. This practice, however, presented challenges as the organization grew and has prompted us to evaluate the benefits of a more structured approach. The Committee, with input from its outside executive compensation consultant and management, developed grant guidelines to govern key terms such as timing, target award levels, participation and equity forms. These grant guidelines are expected to provide us with a starting point to integrate financial and non-financial performance factors and strengthen our ability to attract and retain employees by communicating a clearer picture of the total compensation package through a long-term incentive plan.

In May 2013, we granted 2,344 RSUs and 23,519 SARs to Messrs. Stone, Albin and Haer. We granted 2,017 RSUs and 20,237 SARs to Mr. Elsenbast in May 2013. During May 2013, Mr. Oh was granted 7,212 RSUs and 71,184 SARs. These RSUs and SARs vest in accordance with our plan’s vesting provisions. The factors considered by the compensation committee in determining the amounts of the 2013 equity-based compensation awarded to our named executive officers include the amount of time each individual had served as an officer of the company and the percentage of equity awards such individual held. In addition, we sought to increase the amount of compensation that was at-risk for our named executive officers. We also reviewed and considered local, regional and national competition.

Chief Executive Officer Compensation

In setting the terms of Mr. Oh’s employment with us, we decided to make a significant portion of his overall compensation opportunity contingent on company performance. In connection with Mr. Oh’s appointment as our Chief Executive Officer, we awarded him a combination of time- and performance-vested RSUs and SARs in order to provide a meaningful ownership stake and recognize his leadership in completing an initial public offering of our common stock. These awards include:

•

Performance RSUs -200,000 RSUs granted on September 28, 2011, which vest over four years on December 31 (i) upon the achievement of a minimum percentage of the annual incentive plan performance goals for the applicable year and (ii) Mr. Oh remaining employed on the respective vesting date. If any of the installments do not vest in 2013, 2014 or 2015, then that unvested installment can vest upon achievement of the annual financial goals measured on either December 31 of 2016, 2017 or 2018. Any remaining unvested award thereafter will be forfeited.

For 2013, we met the threshold performance level for our annual incentive plan. As such, Mr. Oh was issued 50,000 shares for settlement of performance-related RSUs in December 2013.

•	Time-based RSUs- 200,000 RSUs granted on September 28, 2011, which vest in equal installments of 25% each on December 31 of each of 2011, 2012, 2013 and 2014.

•

Stock Appreciation Rights-400,000 SARs granted on January 24, 2012 (our IPO date), which vests as to 25% on each of the first four anniversaries following the date of grant. The exercise price for these SARs is $10, which was the initial public offering price of our common stock.

Other Supplemental Benefits

Our named executive officers are eligible for the following benefits on a similar basis as other eligible employees:

•	health, dental and vision insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer and certain other named executive officers. Companies may deduct compensation above $1 million, however, if it is “performance-based compensation” within the meaning of the Code. While we consider the effect of this rule in developing and implementing our compensation program, in order to preserve the committee’s flexibility, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). However, our annual incentive program and performance share award portion of our long-term incentive program are intended to qualify as performance-based compensation. Our stockholders have approved our stock incentive plan, and we are seeking stockholder approval of our annual incentive plan, for purposes of Section 162(m).

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes certain compensation paid to our President and Chief Executive Officer and Chief Financial Officer during the years ended December 31, 2013, 2012 and 2011, including certain compensation paid to our other named executive officers during the year ended December 31, 2013, 2012 and 2011, or our named executive officers.

Name and Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Daniel J. Oh(4) President, Chief Executive Officer and Former Chief Operating Officer	2013	$450,000	—	$95,559	(8)	$376,421	$627,427	$19,042	(10)	$1,568,449
	2012	$450,000	—	—		$1,594,000	$210,262	$19,488		$2,273,750
	2011	$315,439	—	$13,500,000	(5)	—	$452,509	$19,841		$14,287,789

Chad Stone	2013	$239,643	—	$31,058	(9)	$124,368	$246,712	$18,290	(11)	$660,071
Chief Financial Officer	2012	$222,897	—	222,240	(6)	355,008	$84,385	$20,271		$904,801
	2011	$185,811	—	—		—	$177,286	$11,320		$374,417

Brad Albin	2013	$239,643	—	$31,058	(9)	$124,368	$246,712	$13,118	(12)	$654,899
Vice President, Manufacturing	2012	$222,897	—	215,280	(7)	343,392	$84,385	$12,362		$878,316
	2011	$185,615	—	—		—	$176,962	$10,786		$373,363

Gary Haer	2013	$239,643	—	$31,058	(9)	$124,368	$246,712	$12,024	(13)	$653,805
Vice President, Sales and Marketing	2012	$222,897	$—	$222,240	(6)	355,008	$84,385	$8,500		$893,030
	2011	$161,006	$50,600	$206,996	(9)	—	$176,312	$7,225		$602,139

David Elsenbast	2013	$209,790	—	$26,725	(9)	$107,013	$208,163	$15,000	(14)	$566,691
Vice President, Supply Chain Management	2012	$191,795	—	22,240	(6)	355,008	$72,611	$13,799		$855,453
	2011	$156,927	—	—		—	$149,765	$12,339		$319,031

(1)	Represents the grant date fair value of restricted stock unit awards and stock appreciation rights granted to each named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. For a summary of the assumptions used in the valuation of awards made in 2011, 2012 and 2013, please see Note 14 to our audited consolidated financial statements and Note 2 to our condensed consolidated financial statements, respectively. There can be no assurance that the value upon vesting or exercise will approximate the compensation expense we recognized.

The table below provides further clarification on the valuation of the awards noted above in the “Stock Awards” and “Option Awards” columns based on the market value of our common stock as of the date of vesting for vested stock awards or December 31, 2013 for unvested stock awards. Each stock appreciation right noted above in the “Option Awards” column issued during 2013 has an exercise price that is higher than the price of our Common Stock at December 31, 2013 and therefore no value can be realized by the grantees until our common stock price increases sufficiently.

Name	Award Grant Year	Vested Stock Awards ($)	Unvested Stock Awards ($)	Options Vested & Exercisable	Unvested Options
Daniel J. Oh	2013	$1,509,000	$82,650	—	—
	2012	—	—	—	—
	2011	$293,000	$1,719,000	$146,000	$438,000
Chad Stone	2013	—	$26,862	—	—
	2012	—	$275,040	$52,800	$158,400
Brad Albin	2013	—	$26,862	—	—
	2012	—	$275,040	$59,760	$179,280
Gary Haer	2013	—	$26,862	—	—
	2012	—	$275,040	$52,800	$158,400
	2011	$357,016	—	—	—
David Elsenbast	2013	—	$23,115
	2012	—	$275,040	$52,800	$158,400
(2)	Represents cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2011 were paid in 2012, annual bonuses relating to performance in 2012 were paid in 2013 and annual bonuses relating to performance in 2013 were paid in 2014.
(3)	All other compensation includes: (i) matching contributions under our 401(k) plan, (ii) health care benefit allowance, and (iii) employer provided transportation vehicles.
(4)	On September 28, 2011, Mr. Oh was appointed as our Chief Executive Officer.
(5)	Represented 400,000 RSUs granted to Mr. Oh on September 28, 2011. One half of the RSUs vest in 25% increments, of which, 25% vested on December 31, 2011, 2012 and 2013, respectively. The unvested RSUs vest on December 31, 2014, subject to Mr. Oh remaining employed on the respective vesting date. The second half of the RSUs vest as to 25% on December 31 of each of 2014 and 2015, subject to (i) achievement of a minimum percentage of the annual incentive plan performance goals for the applicable year (provided, that if the performance goals are not reached with respect to any year, the RSUs that did not vest in that year are eligible to vest on December 31 of 2016, 2017 or 2018 if a minimum percentage of the annual cash bonus performance goals is reached with respect to the year then ended) and (ii) Mr. Oh remaining employed on the respective vesting date.
(6)	Mr. Stone, Mr. Haer and Mr. Elsenbast were each granted 24,000 shares of RSUs on April 20, 2012. The RSUs cliff vest in accordance with our standard time-based vesting provision, subject to the satisfaction of performance criteria.
(7)	Mr. Albin was granted 24,000 shares of RSUs on April 24, 2012. The RSUs cliff vest in accordance with our standard time-based vesting provision, subject to the satisfaction of performance criteria.
(8)	Mr. Oh was granted 7,212 shares of RSUs on May 17, 2013. The RSUs cliff vest in accordance with our standard time-based vesting provision.
(9)	On May 17, 2013, Mr. Stone, Mr. Albin and Mr. Haer were each granted 2,344 shares of RSUs and Mr. Elsenbast was granted 2,017 shares of RSUs. The RSUs cliff vest in accordance with our standard time-based vesting provision.
(10)	Represents $8,750 of matching contributions under our 401(k) plan, $6,720 of health care benefit allowance and $3,572 of an auto allowance.
(11)	Represents $8,750 of matching contributions under our 401(k) plan, $6,720 of health care benefit allowance and $2,820 of an auto allowance.
(12)	Represents $8,750 of matching contributions under our 401(k) plan and $4,368 of an auto allowance.
(13)	Represents $5,304 of matching contributions under our 401(k) plan and $6,720 of health care benefit allowance.
(14)	Represents $5,318 of matching contributions under our 401(k) plan, $6,720 of health care benefit allowance and $2,962 of an auto allowance.

GRANTS OF PLAN BASED AWARDS TABLE

The following table provides information regarding plan-based awards granted during the year ended December 31, 2013 to the named executive officers.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold	Target	Maximum
Daniel J. Oh	5/17/2013	$84,375	$337,500	$675,000	7,212	$95,559
President, Chief Executive Officer and Former Chief Operating Officer
Chad Stone	5/17/2013	$30,476	$121,905	$243,810	2,344	$31,058
Chief Financial Officer
Brad Albin	5/17/2013	$30,476	$121,905	$243,810	2,344	$31,058
Vice President, Manufacturing
Gary Haer	5/17/2013	$30,476	$121,905	$243,810	2,344	$31,058
Vice President, Sales and Marketing
Dave Elsenbast	5/17/2013	$30,476	$121,905	$243,810	2,017	$26,725
Vice President, Supply Chain Management

(1)	Represents restricted stock units granted under our 2009 Stock Incentive Plan that cliff vest in accordance with our standard time-based vesting provision.
(2)	Represents the grant date fair value of the restricted stock units received by the specified named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. For a summary of the assumptions used in the valuation of awards made in 2013, please see Note 14 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013. There can be no assurance that the value upon vesting will approximate the compensation expense we recognized.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information about the number of outstanding equity awards held by our named executive officers on December 31, 2013.

Name	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights that Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Share, Units or Other Rights that Have Not Vested($)(1)
Daniel J. Oh	100,000	300,000	(2)	$10.00	1/18/2022	50,000	(3)	$573,000	100,000	(4)	$1,146,000
President, Chief Executive Officer and Former Chief Operating Officer	—	71,184	(9)	$13.25	5/17/2023	7,212	(10)	$82,650	—		—
Chad Stone	24,000	72,000	(5)	$9.26	4/20/2022	24,000	(6)	$275,040	—		—
Chief Financial Officer	—	23,519	(9)	$13.25	5/17/2023	2,344	(10)	$26,862	—		—
Brad Albin	24,000	72,000	(7)	$8.97	4/24/2022	24,000	(8)	$275,040	—		—
Vice President, Manufacturing	—	23,519	(9)	$13.25	5/17/2023	2,344	(10)	$26,862	—		—
Gary Haer	24,000	72,000	(5)	$9.26	4/20/2022	24,000	(6)	$275,040	—		—
Vice President, Sales and Marketing	—	23,519	(9)	$13.25	5/17/2023	2,344	(10)	$26,862	—		—
David Elsenbast	24,000	72,000	(5)	$9.26	4/20/2022	24,000	(6)	$275,040	—		—
Vice President, Supply Chain Management	—	20,237	(9)	$13.25	5/17/2023	2,017	(10)	$23,115	—		—

(1)	The market value is based on $11.46 per share market price of our Common Stock on December 31, 2013.
(2)	Represents award of stock appreciation rights, which vest as to 25% on January 18 of each of 2014, 2015 and 2016.
(3)	Represents award of restricted stock units that will vest on December 31, 2014.
(4)	Shares will be earned and vest in equal installments upon the achievement of a minimum percentage of the annual incentive plan performance goals for 2014 and 2015. If the minimum percentage is not achieved, no shares will be earned or vest for that period; however, that installment can vest upon achievement of the annual financial goals measure on either December 31, 2016, 2017 or 2018.
(5)	Represents award of stock appreciation rights, which vest as to 25% on April 20 of each of 2014, 2015 and 2016.
(6)	Represents award of restricted stock units that will vest on April 20, 2016, assuming continued employment.
(7)	Represents award of stock appreciation rights, which vest as to 25% on April 24 of each of 2014, 2015 and 2016.
(8)	Represents award of restricted stock units that will vest on April 24, 2016, assuming continued employment.
(9)	Represents award of stock appreciation rights, which vest as to 25% on May 17 of each of 2014, 2015, 2016 and 2017.
(10)	Represents award of restricted stock units that will vest on May 17, 2017, assuming continued employment.

STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Daniel J. Oh	150,000	$1,509,000
President, Chief Executive Officer and Former Chief Operating Officer

(1)	Value was calculated using per share closing prices of our common stock on the applicable vesting dates for RSUs.

EMPLOYMENT AGREEMENTS

Chief Executive Officer

In connection with his appointment as our Chief Executive Officer in September 2011, we entered into a new employment agreement with Mr. Oh, the key terms of which are described below. In setting the terms of Mr. Oh’s employment with us, we decided to make a significant portion of his overall compensation opportunity contingent on company performance.

Term. The initial term of the agreement ends December 31, 2014, with automatic one-year extensions thereafter unless notice of non-extension is delivered by either party pursuant to the terms of the agreement.

Base Salary. Mr. Oh will receive an annualized base salary of $450,000, which amount may be increased at any time in the sole discretion of our board of directors.

Annual Cash Bonus. Mr. Oh will be entitled to an annual cash bonus payment at a target level of at least 75% of his base salary in effect on the 90th day of the performance period. Actual incentive payments will be based upon attainment of performance goals pre-determined by our board of directors. Mr. Oh’s target annual bonus for the performance period ending December 31, 2012 was $242,766.

Restricted Stock Units. On September 28, 2011, the execution date of Mr. Oh’s employment agreement, we granted him an award of restricted stock units, or RSUs, which upon full vesting will entitle him to 400,000 shares of our common stock. One half of the RSUs vest in 25% increments, of which, 25% vested on December 31, 2011, 2012 and 2013, respectively, and the unvested RSUs vest on December 31, 2014, subject to Mr. Oh remaining employed on the respective vesting date. The second half of the RSUs vest also vest in 25% increments, of which, 25% vested on December 31, 2012 and 2013, respectively, and the unvested RSUs vest on December 31 of each of 2014 and 2015, subject to (i) achievement of a minimum percentage of the annual incentive plan performance goals for the applicable year (provided, that if the performance goals are not reached with respect to any year, the RSUs that did not vest in that year are eligible to vest on December 31 of 2016, 2017 or 2018 if a minimum percentage of the annual cash bonus performance goals is reached with respect to the year then ended) and (ii) Mr. Oh remaining employed on the respective vesting date.

Stock Appreciation Rights. Upon the pricing of our initial public offering we granted Mr. Oh stock appreciation rights, or SARs, with respect to 400,000 shares of our common stock pursuant to our Amended and Restated 2009 Stock Incentive Plan. The SARs vest as to 25% on each of the first four anniversaries following the date of grant, subject to Mr. Oh’s continued employment through the respective vesting date. The exercise price with respect to the SARs is $10.00 per share.

The SARs will expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) one year following the termination of Mr. Oh’s employment by reason of death or disability, (iii) 90 days following any other termination of Mr. Oh’s employment other than for cause, and (iv) immediately prior to the termination of Mr. Oh’s employment for cause.

Fringe Benefits. Mr. Oh will be entitled to fringe benefits, including, without limitation, an automobile.

Termination Payments.

Termination For Cause or Resignation Without Good Reason. If, during the term of the agreement, we terminate Mr. Oh’s employment for cause or Mr. Oh resigns without good reason, Mr. Oh will forfeit all rights to any annual bonus for the fiscal year in which the termination of employment occurs, and he will be entitled only to a payment equal to any accrued, but unpaid, base salary, bonuses, vacation pay and other benefits.

Termination Due to Death or Disability. If Mr. Oh’s employment is terminated due to death or disability, he or his estate will receive any accrued, but unpaid, base salary, bonuses, vacation pay and benefits and a pro-rated annual cash bonus payment if earned but assuming that any individual performance objectives were achieved at the target level. In such scenarios, there will also be no further vesting of any RSU or SAR.

Termination Without Cause or Resignation With Good Reason. If Mr. Oh is terminated without cause (as defined in Mr. Oh’s employment agreement) or resigns with good reason (as defined in Mr. Oh’s employment agreement), Mr. Oh will receive his base salary at the time of his termination or resignation for a period of 18 months, which is $675,000 in the aggregate as of December 31, 2013, or if Mr. Oh is terminated due to our non-renewal of his employment agreement, for a period of six months, which is $225,000 in the aggregate as of December 31, 2013 (the “Severance Salary Payment”). The Severance Salary Payment will be paid in a lump sum if Mr. Oh is terminated without cause or resigns for good reason following a change of control of the company. In addition, Mr. Oh will also receive (i) reimbursement of health insurance premiums during the period that Severance Salary Payments are made, which is $10,080 in the aggregate as of December 31, 2013 if Mr. Oh is terminated without cause or he resigns for good reason or $3,360 in the aggregate as of December 31, 2013 if Mr. Oh is terminated due to our non-renewal of his employment agreement, (ii) job placement services for 12 months from the date of termination, not to exceed $30,000 in the aggregate, (iii) a pro-rated annual cash bonus payment, (iv) full acceleration of all equity-based compensation if Mr. Oh is terminated within 18 months of a change of control, which is $1,723,500 in the aggregate as of December 31, 2013, and (v) any accrued, but unpaid, base salary, bonuses, vacation pay and other benefits.

Named Executive Officers

Upon termination of employment without cause, each of Messrs. Stone, Haer and Elsenbast are entitled to continued base salary payments for one month, and Mr. Albin to continued base salary payments for 12 months, after the date of termination. If Messrs. Stone, Albin, Haer and Elsenbast had been terminated on December 31, 2013, each would have been entitled to aggregate continued salary payments of $20,318, $243,810, $20,318 and $17,483, respectively.

SEVERANCE AND CHANGE IN CONTROL PAYMENTS

Acceleration of Equity

Except as described in the next paragraph, restricted stock units held by each of Messrs. Oh, Stone, Albin, Haer and Elsenbast will vest in full (i) upon involuntary termination by the Company without cause, (ii) upon a change in control of the Company or (iii) on the first date that the executive officer can sell Company common stock on a national securities exchange without restriction (such restrictions include the underwriters’ lock-up period in connection with our recently completed initial public offering). If a change in control were to have occurred as of December 31, 2013, the named executive officers would have been entitled to receive the cash value of the restricted stock units that would become vested. The named executive officers would have been entitled to the following amounts: Mr. Oh – $1,723,500; Mr. Stone – $142,795; Mr. Albin – $142,795; Mr. Haer – $142,795; and Mr. Elsenbast – $139,496.

The equity compensation issued to Mr. Oh in 2011 has the following different accelerated vesting terms. On or within eighteen months after a change in control of the Company, restricted stock units held by Mr. Oh will vest in full (i) upon involuntary termination of Mr. Oh without cause, (ii) upon termination by Mr. Oh for good reason or (iii) upon termination of Mr. Oh at the end of the term of his employment contract by way of the non-extension of his employment contract. If a change in control were to occur and Mr. Oh’s employment terminates for any of the reasons described above on or within eighteen months after a change in control of the Company, Mr. Oh would be entitled to the vesting of all of his then unvested restricted stock units.

COMPENSATION OF DIRECTORS

Our Compensation Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining an outstanding group of directors.

The Compensation Committee, pursuant to the authority granted under its charter, engaged Aon Hewitt to advise it on director compensation matters. Aon Hewitt’s assessment was taken into consideration in establishing our current director compensation. Directors who are employees of REG, such as Mr. Oh, are not compensated for their service on the Board.

Effective January 25, 2012, each of our non-employee directors are entitled to receive the compensation as described below.

Retainer Fees. Our non-employee directors are paid cash compensation at the following rates:

Annual retainer fee	$40,000
Annual retainer fee for Chairman	$110,000
Annual retainer fee for each of the Chairman of the Audit Committee, Compensation Committee and Risk Management Committee	$15,000
Annual retainer fee for Chairman of the Nominating and Governance Committee	$10,000
Annual retainer fee for members of the Audit Committee, Compensation Committee or Risk Management Committee	$15,000
Annual retainer fee for members of the Nominating and Corporate Governance Committee	$10,000

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings.

Long-Term Incentive Awards. Each of our non-employee directors also receive an annual equity award equal to $55,000 based on the fair market value of our Common Stock on the date of grant, except for the Chairman of our Board of Directors who receives an equity award of $110,000. We expect these annual awards will be granted in the form of RSUs, which will vest in full on the first anniversary of the date of grant. The number of RSUs actually awarded will be determined by dividing the cash value of the grant by the closing price of a share of our common stock on the date of the grant.

2013 Director Compensation Table

The table below shows the compensation paid to each non-employee director for their service in 2013:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1) (2)	Total ($)
Delbert Christensen	$48,333	$55,000	$103,333
Randolph L. Howard	$56,667	$55,000	$111,667
Michael A. Jackson	$51,250	$55,000	$106,250
Jonathan Koch(3)	$91,755	$—	$91,755
Michael Scharf	$54,583	$55,000	$109,583
Christopher D. Sorrells(4)	$103,838	$—	$103,838
Jeffrey Stroburg	$83,750	$110,000	$193,750

(1)	Amounts listed in this column represent the aggregate grant date fair value of RSUs granted on May 17, 2013 with a vesting period of one year are determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes.
(2)	The following directors were granted 4,151 shares of restricted stock: Delbert Christensen; Randolph L. Howard; Michael A. Jackson and Michael Scharf. Mr. Jeff Stroburg was granted 8,302 shares of RSUs. At December 31, 2013 these RSUs were unvested and outstanding.
(3)	All compensation in the form of fees for Mr. Koch was paid directly to USRG Management Company, LLC. This includes $53,005 that was paid on June 4, 2013 in lieu of the 2012 restricted stock award of 7,920 shares. On September 20, 2013, Mr. Koch resigned from the Board of Directors.
(4)	All compensation in the form of fees for Mr. Sorrells is paid directly to Energy Technology Partners, LLC. This includes $53,005 that was paid on June 4, 2013 in lieu of a restricted stock award of 7,920 shares.

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2013 with management and Deloitte & Touche LLP (“Deloitte”) and discussed with Deloitte those matters required by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on these reviews and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2013 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

Michael Scharf (Chairman)

Michael A. Jackson

Randolph L. Howard

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to evaluate and determine that the services provided by Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2013 and 2012 for professional services rendered by the Deloitte Entities for the audit of our financial statements and other services.

Year	Audit Fes(1)	Audit- Related Fees(2)	Tax Fees(3)
2013	$960,000	$274,825	$391,410
2012	$1,384,757	$176,495	$355,700

(1)	Audit fees are fees for the audit of the Company’s annual financial statements. Audit fees also include fees for the review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the Deloitte Entities in connection with statutory and regulatory filings or engagements.
(2)	In 2013, audit-related fees were comprised of fees for services performed in connection with the attestation services regarding the effectiveness of the Company’s internal controls over financial reporting; the Company’s filing of a registration statement on Form S-4; an acquisition of Soy Energy, LLC; and subsidiary audit requirements on behalf of lending institutions.
(3)	Tax fees are for tax consulting and compliance services and tax related acquisition and tax due diligence services.

Audit Committee Pre-Approval Procedures

With respect to independent auditor services and fees, it is our practice to provide pre-approval of audit, audit-related, tax and other specified services on an annual basis. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, we seek specific pre-approval by the Audit Committee. Other specified services are generally preapproved only when the amount of such services is expected to be different than the prior year or normal fees. Proposed services anticipated to exceed pre-approved cost levels are discussed with the Audit Committee. It is our practice that the Audit Committee Chairman has pre-approval authority with respect to permitted services. The Chairman of the Audit Committee reports any pre-approval decisions to our Audit Committee at its next scheduled meeting.

GENERAL INFORMATION

Stockholder Proposals for the 2015 Annual Meeting

Stockholder proposals for inclusion in the proxy materials for the 2015 annual meeting must be received at our principal executive offices by December 11, 2014.

In addition, our bylaws provide stockholders who wish to present proposals for action, or to nominate directors, at our next annual meeting of stockholders (that is, the next annual meeting following the annual meeting to which this proxy statement relates) must give written notice thereof to our Corporate Secretary at the address set forth on the cover page of this proxy statement in accordance with the provisions of our bylaws, which require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding annual meeting of stockholders. In the event the date of the 2015 annual meeting is more than 30 days before or 60 days after the anniversary date of the 2014 Annual Meeting, in order for a notice to be timely, it must be delivered not later than the close of business on the later of the 90th day prior to the 2015 annual meeting or the close of business on the 10th day following the day on which we first publicly announce the date of the 2015 annual meeting.

Annual Report and Financial Statements

A copy of our 2013 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2013, is available along with this proxy statement and other voting materials and information on the website www.envisionreports.com/regi.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on a review of the reports furnished to the Company and written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2013 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a); except that (i) Mr. Koch filed two late Form 4’s, each of which reported three dispositions of Common Stock, (ii) USRG Holdco V, LLC filed three late Form 4’s, two of which reported three dispositions of Common Stock and one of which reported two dispositions of Common Stock and (iii) West Central Cooperative filed one late Form 4, which reported two dispositions of common stock.

Copies of Corporate Governance and Other Materials Available

Our Board has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our web site at www.REGI.com, by selecting “Investor Relations” and then “Corporate Governance.”

•	Third Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines. Each nominee is now a member of the Board. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting for a Term Expiring in 2017

Jeffrey Stroburg

Christopher D. Sorrells

Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the two nominees for director will be elected if each receives the majority of the votes cast in person or represented by proxy, with respect to each director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

PROPOSAL 2 — APPROVE THE AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

In March 2014, the Board of Directors approved amendments to our Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”), subject to the approval of our stockholders at the Annual Meeting, to increase the number of shares available for issuance, as well as amending the definition of “Change of Control” and clarifying the 2009 Plan prohibits the repricing of awards without stockholder approval, including by the cancellation and regrant of new awards or for cash payments. The following summary of the principal features of the 2009 Plan, as amended, is qualified by reference to the terms of the Plan, a copy of which is available without charge upon stockholder request to Secretary, Renewable Energy Group, Inc., 416 S. Bell Ave., Ames, Iowa 50010. The 2009 Plan has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement and can be accessed on the SEC’s web site at http://www.sec.gov.

Description of Amendments

The first amendment to the 2009 Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares available for issuance thereunder by 1,800,000 shares, from 4,160,000 shares to 5,960,000 shares.

As of March 31, 2014, we had 634,503 shares subject to outstanding restricted stock awards, shares subject to 1,794,270 outstanding stock appreciation rights and 87,026 options outstanding with a weighted average exercise price of $23.75 and a weighted average remaining term of 2.4 years. The total shares that have been issued or that could potentially be issued as a result of grants of options, restricted stock or performance-based restricted stock unit awards or stock appreciation rights under the 2009 Plan is 4,157,614, leaving 2,386 shares reserved and available for issuance out of the maximum of 4,160,000 shares currently authorized for issuance. Our Board of Directors believes that the current number of shares that may be issued under the 2009 Plan is not sufficient in light of our compensation structure and strategy and our business plan. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants and advisors is important to our success and would be enhanced by our continued ability to make grants under the 2009 Plan. In addition, our Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in us. Our Board of Directors believes that the increase in the maximum number of shares that may be issued under the 2009 Plan from 4,160,000 to 5,960,000 shares will ensure that we continue to have a sufficient number of shares with which to achieve our business and compensation strategy.

We do not believe the proposed 1,800,000 share increase will be unduly dilutive to stockholders. A common measure of potential dilution from outstanding equity awards is “overhang,” generally defined as equity awards outstanding but not exercised, plus equity awards available to be granted (together referred to as potential equity award shares), divided by the sum of total common shares outstanding plus potential equity award shares. As of March 31, 2014, our overhang was 6.1%, as compared with 7.2% as of March 31, 2013. In addition, as discussed under “Compensation Discussion and Analysis,” the Compensation Committee has worked with its independent compensation consultant and our management to design an equity award program that includes the use of performance shares and restricted stock units to reduce dilution to stockholders and tie compensation to performance goals over periods greater than one year.

After forecasting our anticipated growth rate for the next few years, we believe that the total of 1,800,000 new shares will be sufficient for at least two years’ worth of equity grants under our current compensation program. We anticipate returning to the stockholders for additional shares in 2016, but may elect to do so sooner if our growth plan accelerates or other conditions merit requesting more shares. We believe equity incentive compensation is a critical component to our compensation practices and allows us to incent our employees and more closely align their efforts with the creation of long-term stockholder value. In order to continue with our equity compensation practices, we feel it is important for stockholders to approve the proposed the Amended and Restated 2009 Plan.

Additionally, the Board of Directors has approved amendments to the definition to “Change of Control” in the 2009 Plan. The Board of Directors determined such amendments were advisable in order to provide our stockholder with more certainty as to what events would be deemed a Change of Control. The amended definition removes a provision whereby the Board of Directors had the discretion to determine that a Change of Control event had occurred. In addition, the Change of Control definition has been amended to make certain other technical changes to the language for the purpose of making the change of control definition more transparent to our stockholders. The final amendment clarifies the 2009 Plan prohibits the repricing of awards without stockholder approval, including by the cancellation and regrant of new awards or for cash payments.

2009 Stock Incentive Plan

The 2009 Plan was initially adopted by the Board of Directors in May 2009, approved by our stockholders effective May 6, 2009. The Plan was amended and restated by approval of the Board on August 31, 2011 and such amendment and restatement was approved by our stockholders on October 26, 2011. The Board again approved the amendment and restatement of the 2009 Plan on March 27, 2014, effective upon approval of the amendment and restatement by our stockholders.

The 2009 Plan provides for the direct award of shares of common stock (including restricted shares), the award of restricted stock units and stock appreciation rights, the award of performance shares and the grant of incentive stock options to purchase common stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonstatutory stock options to purchase common stock that do not qualify for such treatment under the Code. All employees, including officers, of the Company or any subsidiary, non-employee directors of the Company and any adviser or consultant who performs services for the Company or any subsidiary are eligible to purchase shares of common stock and to receive awards of shares, restricted shares, performance shares, restricted stock units or stock appreciation rights or grants of nonstatutory stock options.

Description of 2009 Plan and Amended Stock Plan

A summary of the provisions of the 2009 Plan and the amendments being approved in this proposal is set forth below and is qualified in its entirety by the detailed provisions of the 2009 Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration

The 2009 Plan is administered by the Board of Directors or a committee designated by the Board of Directors (the “Committee”). Subject to the limitations set forth in the 2009 Plan, the Committee has the authority to determine, among other things, to whom awards will be granted and the terms and conditions of any such awards. The Committee may establish different terms and conditions for different awards and different participants. The Committee may delegate to the Company’s Chief Executive Officer the power and authority to make awards and grants under the 2009 Plan with respect to individuals below the position of Senior Vice President. However, only the Board of Directors or the Committee may select and grant awards to the Company’s executive officers.

Maximum Shares and Award Limits

A total of 4,160,000 shares of common stock are currently reserved for issuance under the 2009 Plan. Under the 2009 Plan, an additional 1,800,000 shares are reserved for issuance, subject to stockholder approval at the Annual Meeting. Any shares of common stock subject to an award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any common stock shall again be available for grant under the Plan. In addition, any shares of common stock otherwise issuable in respect of any award that are withheld to cover taxes will not be treated as having been issued under the Plan and only the net number of shares of common stock issued in respect of stock-settled stock appreciation rights and net-exercised options will be deemed issued under the Plan.

Under the 2009 Plan, no one award recipient may be granted (i) options or stock appreciation rights during any twelve (12) month period with respect to more than 400,000 shares of common stock or (ii) restricted stock during any twelve (12) month period with respect to more than 400,000 shares of common stock, or (iii) restricted stock units during any twelve (12) month period with respect to more than 400,000 shares of common stock, or (iv) performance shares or other stock-based awards during any twelve (12) month period that are denominated in shares of common stock with respect to more than 400,000 shares of common stock. The maximum dollar value payable to any award recipient in any twelve (12) month period with respect to performance units and other stock-based awards that are valued with reference to cash or property other than shares of common stock is $1,500,000.

Under the 2009 Plan, incentive stock options may be granted for up to the maximum number of shares authorized for issuance under the Amended Stock Plan.

Unless otherwise determined by the Committee at the time of grant, the 2009 Plan participants who receive shares of common stock at the time of grant of an award will be entitled to receive all dividends and other distributions paid with respect to those shares provided that if any such dividends or distributions are paid in shares of common stock, such shares will be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to such awards on which such dividends or distributions were paid. To the extent that shares of common stock are not issued at the time of grant of an award, the Committee shall determine whether the participant shall receive dividend equivalents in respect of the shares subject to the award, and unless otherwise determined by the Committee, any such dividend equivalents payable in shares of common stock shall be subject to the same forfeiture restrictions as apply to the shares subject to the award.

Options

Options granted under the 2009 Plan may be of two types: (i) incentive stock options and (ii) nonstatutory stock options. The terms of any grants of options under the 2009 Plan will be set forth in an option agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of such option grants, which need not be identical. Options may provide for accelerated exercisability in the event of the award recipient’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the award recipient’s service or upon the occurrence of certain other events.

The exercise price of each option will be set by the Committee, subject to the following limits. The exercise price of an incentive stock option or nonstatutory stock option cannot be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% for an incentive stock option if the recipient is a more-than-10% stockholder). The maximum period in which an option may be exercised will be fixed by the Committee and included in each option agreement but cannot exceed ten years (five years for an incentive stock option if the recipient is a more-than-10% stockholder). In addition, no option recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000.

Payment of the exercise price for the exercise of a stock option may be made in cash, by exchanging shares of common stock previously owned by the optionee, pursuant to a “net exercise” procedure authorized by the Committee, or in accordance with any other procedure or arrangement approved by the Committee.

In the event of an optionee’s death, disability or approved retirement, any options granted to such optionee shall become exercisable according to the terms of the award agreement. In the event a participant’s employment is terminated by the Company other than due to death, disability or approved retirement, any options granted to such participant that have not been exercised, expire at the time of such termination of employment and are not exercisable thereafter.

Restricted Stock

The terms of any awards of restricted stock under the 2009 Plan will be set forth in a restricted stock agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of the restricted stock agreements, which need not be identical. Restricted stock awards generally will be subject to vesting requirements over a minimum period of three years, unless otherwise provided in the 2009 Plan, and may be subject to transfer restrictions. Award recipients who are granted restricted stock may exercise full voting rights and other rights as a stockholder with respect to those shares.

Restricted Stock Units

The terms of any awards of restricted stock units under the 2009 Plan will be set forth in a restricted stock unit agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of the restricted stock unit agreements, which need not be identical. Restricted stock units generally will be subject to the same vesting requirements as awards of restricted stock. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the stock units have vested, and recipients of restricted stock units will not have any rights as a stockholder prior to the actual of issuance of any common stock upon settlement.

Stock Appreciation Rights

The terms of any awards of stock appreciation rights under the 2009 Plan will be set forth in an agreement to be entered into between the Company and the recipient. Stock appreciation rights may be granted in tandem with an option, or may be granted on a freestanding basis. Unless otherwise determined by the Committee, the terms and conditions applicable to stock appreciation rights granted in tandem with an option shall be substantially identical to the terms and conditions applicable to the tandem options and the terms and conditions applicable to freestanding stock appreciation rights shall be substantially identical to the terms and conditions that would have been applicable were the grant of the stock appreciation rights a grant of options.

Stock appreciation rights granted in tandem with an option may only be exercised upon the surrender of the right to exercise such option for an equivalent number of shares and may be exercised only with respect to the shares of common stock for which the related option is then exercisable. Upon exercise of the stock appreciation right, the holder is entitled to receive payment in cash, shares of common stock or a combination thereof.

Performance Shares and Performance Units

The terms of any awards of performance shares under the 2009 Plan will be set forth in an agreement to be entered into between the Company and the recipient. The Committee will determine the terms, conditions and restrictions of any such agreements, which need not be identical.

Performance shares give an award recipient the right to acquire a specified number of shares of common stock, or at the Committee’s discretion, cash, or a combination of common stock and cash, at a future date, based on performance criteria set forth in the performance share agreement. Performance shares and performance units become earned, in whole or in part, based on the attainment of the specified performance criteria or the occurrence of certain events, including a change in control. The Committee may, at the time of the grant, condition payment of the performance shares or performance units on the completion of a minimum period of service or other conditions. Unless otherwise determined by the Committee, a participant whose employment or service terminates by reason of approved retirement, disability or death may be entitled to receive the same payment or distribution in respect of performance shares or performance units that would have been payable for the performance period had such participant’s employment continued until the end of the applicable performance period.

The 2009 Plan sets forth performance criteria to be used in the case of performance shares and performance units. If, at the time of grant, the Committee intends for a performance award or performance unit to qualify as

“performance-based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish performance criteria for the applicable performance period no later than the 90th day after the performance period begins. Performance criteria may be based on the total return to the Company’s stockholders or upon the attainment of one or more of the following criteria: (i) stock price, (ii) operating earnings, (iii) net earnings, (iv) return on equity, (v) income, (vi) market share, (vii) combined ratio, (viii) level of expenses, (ix) growth in revenue, (x) earnings before interest, taxes, depreciation and amortization, (xi) cash flow, (xii) earnings per share, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added and (xvi) improvement in or attainment of working capital levels.

Other Stock-Based Awards

The Committee may grant other types of equity-based and equity-related awards in addition to options, restricted stock, restricted stock units, performance shares, performance units and stock appreciation rights. The terms of any other stock-based awards will be set forth in an agreement to be entered into between the Company and the recipient. The Committee will determine the terms, conditions and restrictions of any such agreement, which need not be identical. However, except for specified exceptions, no participant may vest in any such stock-based award on a schedule which is more favorable to the participant than ratably over a period of three years from the date of grant.

Amendment and Termination

The Board of Directors may amend, modify, suspend or terminate the 2009 Plan at any time. However, any amendment to (i) increase the number of shares available for issuance under the 2009 Plan, (ii) lower the minimum exercise price at which an option or stock appreciation right may be granted or otherwise permit the repricing of any outstanding options or stock appreciation rights including, subject to stockholder approval, the cancellation of such awards in exchange for cash payments or other awards, (iii) extend the maximum term for options or stock appreciation rights or (iv) otherwise amend the 2009 Plan in a material fashion that would require stockholder approval under the applicable rules and regulations of any exchange on which the common stock is listed to trade shall be subject to the approval of the Company’s stockholders. Unless sooner terminated by the Board of Directors, the 2009 Plan will terminate on August 31, 2021, subject to stockholder approval of the amendment and restatement.

Change of Control

Under the 2009 Plan, prior to amendment, a “Change of Control” is generally defined as: (i) certain changes in the composition of the Board of Directors; (ii) any transaction as a result of which any person, except West Central Cooperative, becomes the beneficial owner of 50% or more of the common stock or voting power of all voting securities of the Company; (iii) a restructuring of the Company as a result of the consummation of a merger, reorganization, consolidation or other similar transaction which, under the Amended Stock Plan involves a change in beneficial ownership of more than 50%; (iv) a sale, transfer or other disposition of all or substantially all of the assets of the Company or a liquidation of the Company; or (v) any other event or circumstance that the Board of Directors determines to be a Change of Control. In the event of a Change of Control unless provided in the applicable award agreement (i) each option and stock appreciation right then outstanding will be fully exercisable regardless of the exercise schedule applicable to such option or stock appreciation right, (ii) the period of restriction shall lapse as to each share of restricted stock then outstanding, (iii) each outstanding restricted stock unit will become fully vested and payable, (iv) each outstanding performance share award and performance unit award shall be deemed earned at the target level of performance for such award, and (v) each outstanding other stock-based award shall become fully vested and payable. The Board has amended the definition, subject to stockholder approval, of a Change of Control to remove West Central Cooperative from (i) of the definition, amended (iii) to remove the words “the Surviving Corporation” and inserted the following “each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor),” and delete subpart (v) in its entirety.

In addition, the Committee may provide that each option and/or stock appreciation right will be cancelled in exchange for a payment of the excess if any, of the change in control price over the price of the option or stock appreciation right. However, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any award if the Committee determines in good faith that such award shall be honored or assumed, or new rights substituted therefor immediately following the Change of Control. Any such assumed or substituted award must provide for accelerated vesting if the participant is terminated without cause, constructively terminated, or terminated due to death or disability within eighteen months (or for awards granted prior to the Amended Stock Plan, two years) following the Change of Control.

Should any event constitute a Change of Control for purposes of the 2009 Plan, but not constitute a change of control within the meaning of Section 409A of the Code, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

Certain Federal Income Tax Aspects of Awards Under the 2009 Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the 2009 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under 2009 Plan depend upon the type of award and, if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. Recipients who receive performance shares will generally recognize ordinary income at the time of settlement, in an amount equal to the cash received, if any, and the fair market value of any stock received. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Code Section 162(m). Section 162(m) of the Code would render non-deductible to us certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is “performance-based compensation.” The approval of the 2009 Plan by our stockholders in 2009 satisfied one of the requirements for the performance-based compensation exemption.

New Plan Benefits

The Committee has not made any determination with respect to future awards under the 2009 Plan, as amended, and awards and the terms of any awards under the 2009 Plan for the current year or any future year are not determinable.

Required Vote

Approval of the Amended and Restated 2009 Plan requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDED AND RESTATED 2009 PLAN.

PROPOSAL 3 — “SAY-ON-PAY” ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 3, which is commonly referred to as a “say-on-pay” vote, provides you with the opportunity to advise our Board and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Executive Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is not binding on the Company, our Compensation Committee or our Board. We value, however, the opinions of our stockholders and the Compensation Committee will take into account, as we have in the past, the result of the vote when determining future executive compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

Based upon its review of Deloitte & Touche LLP’s (“Deloitte”) qualifications, independence and performance, the Audit Committee of our Board has appointed Deloitte to serve as our independent registered public accounting firm for 2014.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of Deloitte as the Company’s independent registered public accounting firm for 2014 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider whether to retain Deloitte, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of our common stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2014.

Representatives of Deloitte are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

Appendix A

RENEWABLE ENERGY GROUP, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of the “AMENDED AND RESTATED RENEWABLE ENERGY GROUP, INC. 2009 STOCK INCENTIVE PLAN” (the “Plan”) is to foster and promote the long-term financial success of the Renewable Energy Group, Inc. (the “Company”) and the interests of its shareholders by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in Company, and (c) enabling the Company to attract and retain the services of outstanding employees and non-employee directors upon whose judgment, interest, and special efforts the successful conduct of its operations is largely dependent.

SECTION 2

DEFINITIONS

(a) Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(1) “Advisor” or “Consultant” means an advisor or consultant who is an independent contractor with respect to the Company or a Subsidiary, and who provides bona fide services (other than in connection with the offer or sale of securities in a capital raising transaction) to the executive officers or Board of Directors with regard to major functions, portions or operations of the Company’s business, who is not an employee, officer, director or holder of more than ten percent (10%) of the outstanding voting securities of the Company, and whose services the Committee determines is of vital importance to the overall success of the Company or a Subsidiary.

(2) “Approved Retirement” means termination of a Participant’s employment or service (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates, (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 50 and completing such period of service as the Committee shall determine from time to time, or (iii) for a Non-Employee Director, the termination of service as a director of the Company or a Subsidiary. Any such age and service requirement shall be set forth in the Award agreement with the Participant.

(3) “Award” means an Option, SAR, award of Restricted Stock or Performance Shares, an award of Restricted Stock Units or Performance Units or an Other Stock-Based Award.

(4) “Beneficial Owner” means such term as defined in Rule 13d-3 under the Exchange Act.

(5) “Board” means the Board of Directors of the Company.

(6) “Cause” means (i) dishonesty, fraud or misrepresentation, (ii) the Participant’s engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (v) a violation by the Participant of any policy of the Company or any Subsidiary.

(7) “Change of Control” means the occurrence of any one or more of the following:

(i) any SEC Person becomes the Beneficial Owner of 50% or more of the Common Stock or of Voting Securities representing 50% or more of the combined voting power of all Voting Securities of the Company (such an SEC Person, a “50% Owner”); or

(ii) the Incumbent Directors cease for any reason to constitute at least sixty percent (60%) of the Board of the Company; or

(iii) the restructuring of the Company as a result of the consummation of a merger, reorganization, consolidation, or similar transaction which will result in the Company’s stockholders immediately prior to such transaction not holding more than 50% of the voting power of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor) (any of the foregoing, a “Reorganization Transaction”); or

(iv) the consummation of a plan or agreement that has been approved by the shareholders of the Company for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company.

(8) “Change of Control Price” means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

(9) “Code” means the Internal Revenue Code of 1986, as amended.

(10) “Committee” means the Board or such committee of the Board as the Board shall designate from time to time.

(11) “Common Stock” means the common stock of the Company, par value $ .0001 per share.

(12) “Disability” means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.

(13) “Employee” means any employee (including each officer) of the Company, Parent or any Subsidiary.

(14) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(15) “Executive Officer” means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

(16) “Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the NASDAQ National Market or, if at the relevant time, the Common Stock is not listed to trade on the NASDAQ National Market, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “applicable exchange”). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time). If the Common Stock is not traded on any exchange, Fair Market Value means, on any date, the fair market value of the Common Stock as determined by the Board of Directors, using a method of valuation that meets the requirements of fair market value determination as set forth in Treasury regulations issued pursuant to Code Section 409A (whether proposed or final).

(17) “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships) of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity controlled by the Participant.

(18) “Incentive Stock Option” (ISO) means an option within the meaning of Section 422 of the Code.

(19) “Incumbent Directors” means, as of any date, the individuals then serving as members of the Board who were also members of the Board as of the date two years prior to the date of determination; provided that any member appointed or elected as a member of the Board after such prior date, but whose election, or nomination for election, was approved by a vote or written consent of at least a majority of the directors then comprising the Incumbent Directors shall also be considered an Incumbent Director unless such person’s election, or nominated for election, to the Board was as a result of, or in connection with, an actual or threatened proxy contest or a Reorganization Transaction.

(20) “Net Exercised” shall mean the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(21) “Non-Employee Director” means a member of the Boards of Directors of the Company, Parent or a Subsidiary who is not an employee of the Company, Parent or a Subsidiary.

(22) “Nonstatutory Stock Option” (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(23) “Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a “Nonstatutory Stock Option” (NSO)).

(24) “Other Stock-Based Award” means an award of, or related to, shares of Common Stock other than an Award of Options, SAR, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 9 hereof.

(25) “Parent” means any entity owning, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of Company.

(26) “Participant” means any Non-Employee Director, Employee, Adviser or Consultant designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

(27) “Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 7(c) for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

(28) “Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

(29) “Performance Share” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive one share of Common Stock (or the Fair Market Value thereof in cash or any combination of cash and Common Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.

(30) “Performance Unit” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Common Stock or any combination thereof.

(31) “Period of Restriction” means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

(32) “Reorganization Transaction” shall have the meaning ascribed thereto in the definition of Change of Control.

(33) “Restricted Stock” means an award of Stock made pursuant to Section 6 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.

(34) “Restricted Stock Unit” means a contractual right awarded pursuant to Section 6 that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

(35) “SAR” means a stock appreciation right granted under Section 8 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash, in shares of Common Stock or in a combination thereof, an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(36) “SEC Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

(37) “Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

(38) “50% Owner” shall have the meaning ascribed thereto in the definition of Change of Control.

(39) “Voting Securities” means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

SECTION 3

POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS

(a) Power to Grant. The Committee shall determine those Non-Employee Directors, Employees, Advisers and/or Consultants to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

(b) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

(c) Delegation of Authority. The Committee may delegate to the Company’s Chief Executive Officer the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(d) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant’s employment or service with the Company and its Subsidiaries and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(e) Maximum Individual Grants. Subject to adjustment as provided in Section 4(c), no Participant shall be granted during any 12-month period (i) Options, (ii) SARs (with tandem Options and SARs being counted only once with respect to this limit under either (i) or (ii)), (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Shares, and/or (vi) Other Stock-Based Awards that are denominated in shares of Common Stock, in each case with respect to more than 400,000 shares of Common Stock. In addition to the foregoing, the maximum dollar value payable to any participant in any 12-month period with respect to Performance Units and/or Other Stock-Based Awards that are valued with reference to cash or property other than shares of Common Stock is $1,500,000.

(f) Dividends and Dividends Equivalents. Unless otherwise determined by the Committee at the time of grant, to the extent that shares of Common Stock are issued at the time of grant of any Award under the Plan, the Participant shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to such Award on which such dividends or distributions were paid. To the extent that shares of Common Stock are not issued at the time of the grant of any Award, the Committee shall determine whether, and to what extent, the Participant shall be entitled to receive the payment of dividend equivalents in respect of that number of outstanding shares of Common Stock corresponding to the shares subject to such Award. Unless otherwise determined by the Committee at time of grant, any additional shares credited in respect of any dividends or dividend equivalents payable in respect of any shares of Common Stock subject to any Award shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award in respect of which they are payable (including, with respect to any Award that will become earned and vested upon the attainment of Performance Criteria, the achievement of such Performance Criteria).

SECTION 4

COMMON STOCK SUBJECT TO PLAN

(a) Number. Subject to Section 4(c) below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 5,960,000 (the “Absolute Share Limit”). The number of shares of Common Stock subject to an Option or SAR shall be counted against such limit as one share for each share issued or issuable, provided that when a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit (and for purposes of the provisions of Section 4(b) below). Without limiting the generality of the foregoing, the maximum number of shares as to which Incentive Stock Options may be granted shall not exceed the Absolute Share Limit. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock (i) owned by Company, (ii) purchased by Company on the open market, or (iii) acquired by Company through means other than open market purchases.

(b) Canceled or Terminated Awards. Any shares of Common Stock subject to an Award (as determined under Section 4(a)) which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any Award that are withheld to cover taxes shall not be treated as having been issued under the Plan and (ii) any SARs are settled in shares of Common Stock or any Options are Net Exercised, only the net number of shares of Common Stock issued in respect of such SARs or Options shall be deemed issued under the Plan. In addition, shares of Common Stock tendered to exercise outstanding Options or other Awards or to cover taxes shall also be available for issuance under the Plan (and shall be counted as one share for purposes of Section 4(a)), except and unless such shares are tendered after the termination of the Plan. Notwithstanding the foregoing provisions of this Section 4(b), the maximum number of shares of Common Stock that may be delivered pursuant to the exercise of Incentive Stock Options will equal the Absolute Share Limit plus, to the extent allowable under Section 422 of the Code, any shares that become available for issuance under the Plan pursuant to this Section 4(b).

(c) Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the shareholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the Absolute Share Limit under Section 4(a), the limits on individual Awards under Section 3(e), the aggregate number of shares of Common Stock subject to outstanding Awards and the respective exercise prices or base prices, if any, applicable to outstanding Awards shall be appropriately adjusted to put the Participant in the same economic position he or she was in immediately prior to the occurrence of any such event.

(d) Assumption of Options and Other Equity-Based Awards. In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provide options and/or other awards in respect of the Common Stock upon the assumption or in substitution of existing equity-based awards for other securities held by employees and other service providers of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the Absolute Share Limit (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted in respect of the employees and service providers of such acquired business.

SECTION 5

STOCK OPTIONS

(a) Grant of Options. Subject to the provisions of Section 3(f) and Section 4 above, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Any Option granted as an Incentive Stock Option that nevertheless fails (either at the time of grant or any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code, in whole or in part, shall be treated as an Option that is not an Incentive Stock Option to the extent of such failure. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

(b) Exercise Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. No Option granted hereunder may have its exercise price reduced (other than pursuant to the provisions of Section 4(c)) unless such action is expressly authorized by shareholder action in accordance with Section 11.

(c) Exercise of Options. The Committee shall determine the exercise schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all or a portion of such Option shall be exercisable, and may establish performance-based conditions to the exercise of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Except as otherwise expressly provided in the Plan (i) upon a termination of employment due to death, Disability or Approved Retirement or (ii) in connection with a Change of Control, and unless the Committee shall determine that special circumstances (including, but not limited to, the achievement of performance objectives) justify an exception, the minimum period of service required to exercise an Option, in whole or in part, shall be one year. Subject to the provisions of this Section 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.

(d) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

(e) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the date that the Plan, as amended and restated hereby, is approved by the Board, and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422. The terms of any Incentive Stock Option shall require the Participant to notify the Committee or its designee of any “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Common Stock issued pursuant to the exercise of the Incentive Stock Option within ten (10) days after such disposition. The aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to an Incentive Stock Option grant, plus all other Incentive Stock Options held by the individual, and which are first exercisable during any calendar year, may not exceed $100,000.

(f) Termination of Employment or Service.

(i) Due to Death. In the event a Participant’s employment or service terminates by reason of death, any Options granted to such Participant shall become exercisable according to the terms of the Award Agreement.

(ii) Due to Disability. In the event a Participant’s employment or service is terminated by reason of Disability, any Options granted to such Participant shall become exercisable according to the terms of the Award agreement.

(iii) Approved Retirement. In the event a Participant’s employment or service terminates by reason of Approved Retirement, any Options granted to such Participant shall become exercisable according to the terms of the Award agreement.

(iv) Termination of Employment For Cause or Resignation. In the event a Participant’s employment or service is terminated by the Company or any Subsidiary for Cause or by the Participant other than due to the Participant’s death, Disability or Approved Retirement, any Options granted to such Participant that have not yet been exercised shall expire at the time of such termination of employment and shall not be exercisable thereafter.

(v) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 5(f)(i), (ii), (iii), or (iv) above, any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment or service may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant’s designated beneficiary, or, if none is named, by the person determined in accordance with Section 12(b)), at any time prior to the expiration of the term of the Options or as otherwise provided in the Award agreement.

SECTION 6

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock. The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.

(b) Restrictions on Transferability. Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock; provided, however, that, except as otherwise expressly provided in the Plan the Period of Restriction with respect to any such Award shall not be less than (three) years but may lapse ratably over such (three) year Period of Restriction. Notwithstanding the foregoing, such minimum (three) year Period of Restriction shall not be applicable with respect to any grant made to a newly-hired employee made to compensate for equity-based or other forms of compensation forfeited from a prior employer or grants made in satisfaction of incentive or other compensation payable to the Participant in respect of service to the Company or any of its Subsidiaries. The Committee may provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the achievement of performance criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 7(c), provided, however, that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as other performance based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Share Awards under Section 7(d) and subject to the certification required under Section 7(e). The Committee may also provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the occurrence of such other events (and without regard to minimum service requirements) as the Committee, in its discretion, shall determine.

(c) Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 3(f), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.

(d) Termination of Employment Due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service terminates by reason of Approved Retirement, any shares related to Restricted Stock held by such Participant shall become non-forfeitable at the time the restrictions would have lapsed had the Participant continued in employment; provided, however, that the Committee may waive any forfeiture and transfer restrictions with respect to up to the portion of the Award as is necessary for the Participant to satisfy any applicable tax withholding obligations in connection with such Award arising at the time of such termination of employment. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service terminates by reason of Disability or death, any shares related to Restricted Stock held by such Participant shall become non-forfeitable on the date of termination.

(e) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 6(d), any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

(f) Restricted Stock Units. The Committee may elect to grant any Participant Restricted Stock Units, which are intended to be the economic equivalent of an award of Restricted Stock. Any such Restricted Stock Units Award shall be made on substantially the same terms as apply to an Award of Restricted Stock under this Section 6, except that a Participant receiving such Award shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(f), the Committee may authorize the payment of dividend equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock).

SECTION 7

PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (the duration of Performance Periods may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Performance Periods may be no shorter than twelve months. Each grant of Performance Shares and Performance Units shall be evidenced in writing and shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change of Control, as the Committee shall determine, either at or after the time of grant. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant completing a minimum period of service following the date of grant or on such other conditions as the Committee shall specify.

(c) Performance Criteria. At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, cash flow, earnings per share, return on invested capital, return on assets, economic value added, improvements in or attainment of working capital levels, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of Awards to Executive Officers intended to be other performance-based compensation under Section 162(m)(4) of the Code would cause them to fail to satisfy that requirement, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d) Special Rule for Performance Criteria. If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit to qualify as other performance based compensation within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code), and the Committee shall not have the authority in respect of such Awards to exercise any discretion applicable to a grant of Performance Shares or Performance Units otherwise conveyed by this Section 7, if the ability to exercise such discretion would cause such Award not to qualify as other performance based compensation.

(e) Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Criteria.

(f) Payment of Awards. Earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under paragraph 7(e) above, provided that (i) earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 10 shall be distributed in accordance with Section 10. The Committee shall determine whether Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s certification under paragraph 7(e) above.

(g) Newly Eligible Participants. Notwithstanding anything in this Section 7 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Period.

(h) Termination of Employment.

(i) Termination of Employment due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at or after the time of grant, a Participant whose employment or service terminates by reason of Approved Retirement, Disability or death shall be entitled to receive the same payment or distribution in respect of Performance Shares and Performance Units (without pro-ration) that would have been payable for the Performance Period had his or her employment continued until the end of the applicable Performance Period. Any Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or beneficiary may have in respect of any Performance Shares or Performance Units outstanding at the date of such termination of employment that may not be earned (or that are eligible to be earned, but are not earned) in accordance with this section 7(h)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of employment or service (or, if eligible to be earned, but are not earned, the date of the Committee’s certification pursuant to Section 7(e)).

(ii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate during a Performance Period for any reason other than the one described in Section 7(h)(i), all of the Participant’s rights to Performance Shares and Performance Units related to such Performance Period shall be immediately forfeited and canceled as of the date of such termination of employment.

(iii) Cause. Notwithstanding anything in this Section 7 to the contrary, a Participant’s rights in respect of unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of employment for Cause.

SECTION 8

STOCK APPRECIATION RIGHTS

(a) Grant of SARs. SARs may be granted to any Participants, all Participants, any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing, and shall include such provisions not inconsistent with the Plan as the Committee shall determine.

(b) Terms and Conditions of SARs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option.

(c) Exercise of Tandem SARs. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(d) Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(i) the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

(ii) the number of shares of Common Stock with respect to which the SARs are then being exercised.

SECTION 9

OTHER STOCK-BASED AWARDS

(a) Other Stock-Based Awards. The Committee may grant other types of equity-based and equity-related awards in addition to Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and SARs. Notwithstanding the immediately preceding sentence, except in the case of Other Stock-Based Awards issued in satisfaction of an obligation of the Company or any Subsidiary to make a payment in cash in respect of a Participant (including, but not limited to, when an annual or long-term incentive compensation award is satisfied with the issuance of shares of Common Stock instead of cash or in respect of a Participant’s accrued benefit under a deferred compensation plan), except as provided under Section 10, no Participant shall be entitled to vest in any such Other Stock-Based Award on a schedule which is more favorable to the Participant than ratably over a period of three years from the date of grant. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

(b) Termination of Employment or Service. In addition to any other terms and conditions that may be specified by the Committee but subject to the limitations set forth in Section 9(a), each Other Stock-Based Award shall specify the impact of termination of employment upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

SECTION 10

CHANGE OF CONTROL

(a) Accelerated Vesting and Payment. Except as otherwise provided in the applicable Award, and subject to the provisions of Section 10(b) below, in the event of a Change of Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, (iv) each outstanding

Performance Share Award and Performance Unit Award shall be deemed earned at the target level of performance for such Award, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the “Settlement Payment”) in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Change of Control Price shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the Change of Control Price.

(b) Alternative Awards. Notwithstanding Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(i) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(ii) have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

(iii) have terms and conditions which provide that in the event that, during the 18-month period following the Change of Control, the Participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant’s outstanding Restricted Stock awards, each of the Participant’s outstanding Restricted Stock Unit awards and Other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.

For this purpose, a Participant’s employment or service shall be deemed to have been Constructively Terminated if, without the Participant’s written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, or (y) the relocation of the Participant’s principal place of employment or service to a location more than 35 miles away from the Participant’s prior principal place of employment or service.

(c) Section 409A. Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

SECTION 11

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, and the Committee may from time to time amend, modify, suspend, or terminate Awards in whole or in part, without notice to or the consent of any Participant, Employee, Advisor or Consultant; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or otherwise permit the repricing of any outstanding Options or SARs having an exercise or base price in excess of the Fair Market Value of the underlying shares, including the cancellation of such awards in exchange for cash payments or other awards (other than in the context of a transaction referenced in Section 4(c)), (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of Company’s shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 12

MISCELLANEOUS PROVISIONS

(a) Transferability. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

(b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant’s death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant’s beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant’s lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by the Participant’s estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

(c) Deferral of Payment. At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

(d) No Guarantee of Employment or Participation. The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant’s employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, an Agent or a Participant) shall at anytime have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee, Agent, Consultant or Participant, nor shall it constitute a right to remain in the employ or service of the Company or any affiliate. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the participant’s employment or other service provider relationship at any time, for any reason, with or without cause or notice.

(e) Tax Withholding. The Company or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the minimum amount required to satisfy the statutory withholding tax obligations with respect to any Award.

(f) No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

(g) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(h) Term of Plan. The Plan was initially adopted by the Board in May 2009 and approved by the Company’s stockholders effective May 6, 2009. The Plan was amended and restated by approval of the Board on August 31, 2011 and such amendment and restatement was approved by the Company’s stockholders on October 26, 2011. The Board again approved the amendment and restatement of the Plan on March 27, 2014, effective upon approval of the amendment and restatement by the Company’s stockholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until August 31, 2021, the tenth anniversary of the date of approval of the first amendment and restatement of the Plan by the Board.

(i) Governing Law. The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principles of conflict of laws.

(j) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee’s or Agent’s right or benefits under any such plan, policy or program.

(k) No Constraint on Corporate Action. Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

(l) Indemnification. Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company’s approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company’s Restated Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

(m) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.

(n) Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

Approved by shareholders of Renewable Energy Group, Inc.

on,                     , 2014

RENEWABLE GROUP, INC.

By:
Chairman of the Board of Directors

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM, EST, on May 15, 2014.

Vote by Internet • Go to www.envisionreports.com/regi • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — Management recommends that you vote “FOR” all Management Nominees listed below, and
“FOR” items 2, 3 and 4.

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1.	ELECTION OF DIRECTORS:
		For	Against	Abstain				For	Against	Abstain
	01 - Jeffrey Stroburg	☐	☐	☐	02 - Christopher D. Sorrells			☐	☐	☐

					For	Against	Abstain				For	Against	Abstain
2.	Approve the Amended and Restated 2009 Stock Incentive Plan.				☐	☐	☐	3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.			☐	☐	☐

4.	Ratification of the appointment of the independent registered public accounting firm.				☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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1 U P X

01TJ0B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Stockholders are available at: http://www.envisionreports.com/regi

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

Proxy — RENEWABLE ENERGY GROUP, INC.

Annual Meeting of Stockholders – May 15, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Daniel J. Oh and Chad Stone, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Renewable Energy Group, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 15, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR, AND “FOR” ITEMS 2, 3 and 4.

(Continued and to be marked, dated and signed, on the other side)